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                                                                Exhibit 10.115


                           Form of Proxy Solicitor Agreement

February 16, 1999



Correctional Services Corp.
1819 Main Street, Suite 1000
Sarasota, Florida  34236
Attn.:  Mr. Ira Cotler
        Chief Financial Officer

                            Re:  Retainer Agreement

Dear Ira:

In accordance with the terms of this Agreement, The Client indicated below ("The Client") hereby retains Corporate Investor Communications, Inc. ("CIC") to perform the following services ("Services"):

        In connection with the 1999 Special Meeting of Shareholders, CIC will develop an effective communications strategy, perform the broker search, distribute proxy materials and solicit voted proxies from all banks, brokers, nominees and intermediaries in accordance with applicable governmental regulations.

    1. Fee. In consideration of the Services to be provided, The Client shall pay a Retainer Fee of Two Thousand Dollars ($2,000) ("Retainer Fee") which shall be payable by The Client simultaneously with execution of this Agreement. This Retainer Fee shall be credited against the following fee to be charged to The Client for the Services hereunder:

        The fee for Proxy Solicitation is $4,000, based on the following proposal: Merger with Youth Services International and the distribution of proxy material. Our fees for contacting non-objecting beneficial owners ("NOBOs") and registered holders, if requested, will include a unit fee of $4.00 per holder contacted, a $300 set-up fee and out-of-pocket expenses related to telephone number lookups. CIC reserves the right to adjust its fee for reasons including a change to the proposals, vote requirement, significant increase in beneficial owners or contested solicitation. The Client will reimburse CIC for all reasonable disbursements which may include printing search cards, postage, outbound freight and courier charges, filing and research reports, bank listings, data transmissions and other expenses approved by The Client.
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February 16, 1999
Correctional Services Corp.
Mr. Ira Cotler
Retainer Agreement (page 2)



    2. Term/Termination. This Agreement shall commence on the date indicated below and shall continue until CIC has completed the Services required of it hereunder. CIC may terminate this Agreement in the event of default by The Client. Default is defined to include: The Client's failure to pay any amount within thirty (30) days after invoice for said amount is delivered to The Client; if The Client defaults in the performance of any representation, warranty or obligation of The Client set forth herein and such default continues, uncured, for a period of twenty (20) days after delivery of written notice of such default by CIC to The Client.

    3. Additional Terms and Conditions. This Agreement is subject to the General Terms and Conditions set forth on the reverse side hereof.


Corporate Investor                                         Correctional Services Corp.
Communications, Inc.
                                                           -------------------------------------------------------
                                                           [CLIENT]


----------------------------------------------------       ------------------------------------------------------
Authorized Signature                                         Authorized Signature
----------------------------------------------------       ------------------------------------------------------
Virginia Porcaro                                             Name
----------------------------------------------------       ------------------------------------------------------
Vice President, Corporate Services Group                     Title
----------------------------------------------------       ------------------------------------------------------
February 16, 1999                                            Date

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                          GENERAL TERMS AND CONDITIONS

Representations and Warranties. CIC hereby represents and warrants that this Agreement is valid and binding upon CIC. The Client hereby represents and warrants that this Agreement is valid and binding upon The Client, that the execution hereof and the performance by The Client of its obligations hereunder will not cause or otherwise result in a default by The Client of any contract, agreement, commitment or obligations to which The Client is a party or by which it is otherwise bound. The foregoing representations are in lieu of all other representations and/or warranties express or implied. CIC's liability for damages, regardless of the form of action, will not exceed the actual fees paid by The Client for the Services hereunder during the twelve (12) months immediately preceding the date on which such damages were incurred. No action arising out of this Agreement may be brought by either party more than one year after such cause of action has accrued.

Confidential Information.

  (a) All Confidential Information shall be and shall remain the sole and exclusive property of CIC. The Client agrees to hold the Confidential Information in the strictest confidence and to employ all reasonable measures to prevent the unauthorized use thereof which shall not be less than those measures employed by The Client in protecting its own trade secrets and Confidential Information. Such measures shall include procedures for controlling the dissemination of such Confidential Information only to authorized agents and employees of The Client who need to know the Confidential Information and who shall be informed by The Client of its confidential nature and who shall agree, in advance, to treat the Confidential Information in strict confidence, in accordance with these requirements, and The Client shall be liable for any breach by such employees or agents of the terms hereof.

  (b) For the purpose of this Agreement, the term "Confidential Information" shall mean all information, materials, documents, data or advice in whatever form and however complied by or on behalf of CIC concerning The Client, its parent subsidiaries or affiliates including, without limitation, market surveillance information, shareholder profile information, investor targeting information and vote projection information, and any and all documents or materials developed by CIC from information provided by The Client.

  (c) The term "Confidential Information" shall not include information that (i) is generally known by or available to the public or which becomes known or available by means other than a breach by The Client; (ii) is legally known to The Client at the time The Client receives such information from CIC; and (iii) is legally disclosed to The Client by an independent third party without restriction on disclosure.

  (d) Immediately upon termination of this Agreement, The Client shall return or, alternatively, destroy any and all documents, materials and information in any form and all copies thereof consisting of or relating to the Confidential Information and shall confirm, in writing, to CIC that all of the foregoing has been destroyed. This obligation shall survive termination of this Agreement.

Indemnification. The Client hereby agrees to hold harmless and indemnify CIC and its officers, directors and employees against any and all losses, claims, causes of action, damages, liabilities, costs and expenses, including reasonable attorneys fees ("Indemnified Loss") incurred by any or all of the foregoing parties arising from or relating, directly or indirectly, to: (i) a breach by The Client of the terms of this Agreement, or (ii) the Services provided by CIC to The Client under this Agreement, except to the extent that any such Indemnified Loss is the result of the gross negligence or willful misconduct of any CIC officer or employee. Without in any way limiting the foregoing, The Client hereby agrees to pay any and all costs and expenses including, but not limited to: attorneys' fees for court appearance necessary or appropriate for CIC to enforce, interpret or defend this Agreement, defend or respond to any proceeding investigation or governmental inquiry or action at law or in equity arising out of, relating to, or in connection with the Services provided by CIC to The Client under this Agreement; or respond to any subpoena of CIC's records as they relate to The Client and/or the Services provided by CIC hereunder. Reimbursement will be made to the indemnified persons at the time as such loss, cost or expense is incurred. CIC hereby agrees to notify The Client of any claim or cause of action against CIC arising out, relating to, or in connection with the Services provided by CIC under this Agreement. The obligations set forth in this paragraph shall survive termination of this Agreement.

Late Payment.  All invoices shall be due and paid by The Client within thirty
(30) days after the date of invoice. Any payments which are not received by CIC within that time will incur interest at the rate of one and one-half percent (1 1/2%) per month or at the legally permissible interest rate, whichever is lower.

Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified except in writing signed by both parties. This Agreement shall be binding upon the parties and their respective successors and permitted assigns. This Agreement may not be assigned by The Client without the express written consent of CIC.

Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provision hereof, all of which shall remain enforceable in accordance with their terms.

Notices. Any notice or other communication to be given by either party hereto to the other party hereto shall be in writing and mailed by certified mail with return receipt requested to the party to be notified at its address set forth at the beginning of this Agreement (or at such different address as the party to receive the notice so designates by advance written notice to the other party).

Governing Law and Venue. This Agreement shall be governed and interpreted by the laws of the State of New Jersey and the parties expressly agree that any dispute arising out of or relating to this Agreement or its performance shall be in resolved in the Supreme Court, Bergen County, New Jersey and each party consents to the in personam jurisdiction of such court for the purpose of resolving any such dispute. This paragraph shall survive termination of this Agreement.